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                                                                    Exhibit 3.58

                         PLAYBOY CLUB OF NEW YORK, INC.

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                                  B Y - L A W S

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                                    ARTICLE I

                                     OFFICES

     Section 1. The registered office of the Corporation shall be located in the City of New York, State of New York.

     Section 2. The Corporation may also have offices at such other places both within and without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS

     Section 1. All meetings of shareholders for the election of Directors shall be held in the City of Chicago, State of Illinois, at such place as may be fixed from time to time by the Board of Directors.

     Section 2. Annual meetings of shareholders, commencing with the year 1961, shall be held on the 2nd Thursday in January, if not a legal holiday, and if a legal holiday, then on the next secular day

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following, at 10:00 A.M., at which they shall elect by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

     Section 1. Special meetings of shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President, the Board of Directors, or the holders of not less than a majority of all the shares entitled to vote at the meeting.

     Section 3. Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by, or at the direction of, the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

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     Section 1.     The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders, unless the vote of a greater or lesser number of shares of stock is required by law or the Certificate of Incorporation.

     Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

     Section 4. The Board of Directors in advance of any shareholders meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders meeting may, and, on the request of any shareholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

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     Section 5.     Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                    ARTICLE V

                                    DIRECTORS

     Section 1. The number of Directors shall be three (3). Directors shall be at least twenty-one years of age and need not be residents of the State of New York nor shareholders of the Corporation. The Directors, other than the first Board of Directors, shall be elected at the annual meetings of the shareholders, except as hereinafter provided, and each Director elected shall serve until he next succeeding annual meeting or until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.

     Section 2. Any or all of the Directors may be removed, with or without cause, at any time by the vote of the shareholders at a special meeting called for that purpose.

     Any director may be removed for cause by the action of the Directors at a special meeting called for that purpose.

     Section 3. Newly created directorships resulting from an increase in the Board of Directors and all vacancies caused by removal without cause, may be filled by the affirmative vote of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A Director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders or until his successor shall have been elected and qualified.

     Section 4. The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by

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statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

     Section 5. The Directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside the State of New York, at such place or places as they may from time to time determine.

     Section 6. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, officers or otherwise.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of New York.

     Section 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the Directors.

     Section 3. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

     Section 4. Special meetings of the Board of Directors may be called by the President on one day's notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

     Section 5. Notice of a meeting not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at

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its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. Two of the Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the Certificate of Incorporation. The vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                                   ARTICLE VII

                               EXECUTIVE COMMITTEE

     Section 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate, from among its members, an Executive Committee and other committees, each consisting of three or more Directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except as otherwise required by law. Vacancies in the membership of any committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

                                  ARTICLE VIII

                                     NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at his address as it appears on the records of the corporation, with postage

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thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

     Section 2. Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof In writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers.

     Section 2. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a President, one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board.

     Any two or more offices may be held by the same person, except the offices of President and Secretary.

     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the

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affirmativevote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                  THE PRESIDENT

     Section 6. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 7. He shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                               THE VICE PRESIDENTS

     Section 8. The Vice President or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

     Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committee when required. He shall give, or cause to be given, notice to all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the

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Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 10. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     Section 12. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     Section 13. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 14. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the

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Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE X

                             CERTIFICATES FOR SHARES

     Section 1. The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation and may be sealed with the seal of the Corporation or a facsimile thereof.

     When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

     Section 2. The signatures of the officers of the Corporation upon a certificate may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                                LOST CERTIFICATES

     Section 3. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing

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such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFER OF SHARES

     Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificates cancelled and the transaction recorded upon the books of the Corporation.

                               FIXING RECORD DATE

     Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any other action, the Board of Directors may fix, in advance, a date ad the record date for any such determination of shareholders. Such date shall not be more than fifty nor less days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

                             REGISTERED SHAREHOLDERS

     Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any

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other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

                              LIST OF SHAREHOLDERS

     Section 7. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    DIVIDENDS

     Section 1. Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation's bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation.

     Section 2. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

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                                     CHECKS

     Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

     Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

     Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XII

                                   AMENDMENTS

     Section 1. These By-laws may be amended or repealed or new By-laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board. If any By-law regulating an impending election of Directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the By-law so adopted, amended or repealed, together with precise statement of the changes made. By-laws adopted by the Board of Directors may be amended or repealed by the shareholders.

                                  ARTICLE XIII

                                 INDEMNIFICATION

     Section 1.     The Corporation shall to the full extent permitted by
Section 722, 723 and 724 of the New York Business Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. The indemnification authorized hereby shall not be deemed exclusive of

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any other rights to which those seeking indemnification may be entitled under or through any agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in the official capacity of those seeking indemnification and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation. Partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Sections 722, 723, and 724.